UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 21, 2025

LIBERTY MEDIA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35707	37-1699499
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Liberty Blvd.

Englewood, Colorado 80112

(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (720) 875-5400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Series A Liberty Formula One Common Stock	FWONA	The Nasdaq Stock Market LLC
Series C Liberty Formula One Common Stock	FWONK	The Nasdaq Stock Market LLC
Series A Liberty Live Common Stock	LLYVA	The Nasdaq Stock Market LLC
Series C Liberty Live Common Stock	LLYVK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02 Results of Operations and Financial Condition.

Dorna Sports, S.L., a private limited company incorporated in Spain (“Dorna”) and a subsidiary of Liberty Media Corporation (the “Company”), is hosting a lender presentation on July 23, 2025 in connection with the refinancing of its term loan “A” facility, term loan “B” facility and revolving credit facility. In advance of the lender presentation, the Company is providing an update regarding its pro forma estimated cash and cash equivalents for Dorna as of June 30, 2025, which was approximately €284 million. The pro forma estimated cash and cash equivalents for Dorna as of June 30, 2025 reflect net cash proceeds of Dorna’s incremental €150 million term loan “A” that closed on July 9, 2025 and a €186 million intercompany loan made by Dorna to a wholly owned subsidiary of the Company on July 10, 2025.

Cautionary Statements Relating to Estimates

The information provided in this Current Report on Form 8-K reflects Dorna’s estimate based solely upon information available to it as of the date of this Current Report on Form 8-K. The information provided is not a comprehensive statement of the financial results or position of the Company’s or Dorna’s operating business as of June 30, 2025 and does not present all necessary information for a complete understanding of the Company’s or Dorna’s financial condition or results of operations as of or for the quarter ended June 30, 2025. Accordingly, you should not place undue reliance on this preliminary estimate.

Forward Looking Statements

This Current Report on Form 8-K includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the proposed transactions described above and the expected terms thereof. These forward-looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including, without limitation, general market conditions and the completion of the Company’s normal quarterly review procedures. These forward-looking statements speak only as of the date of this Current Report on Form 8-K, and the Company expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Please refer to the publicly filed documents of the Company, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, for additional information about the Company and about the risks and uncertainties related to the Company’s business which may affect the statements made in this Current Report on Form 8-K.

Important Note Regarding Dorna Financial Information

This Current Report on Form 8-K includes certain financial information regarding Dorna, which is a privately held foreign company headquartered in Madrid, Spain. Accordingly, Dorna does not provide periodic financial reporting materials similar to those filed by a publicly traded, U.S. company (such as reports filed with the SEC). In addition, Dorna financial information is presented, or obtained from financial information presented, in accordance with the Spanish financial reporting regulatory framework “Spanish GAAP” as defined in the audited financial statements of Dorna. Spanish GAAP consists of (a) the Spanish Commercial Code and all other Spanish corporate law, (b) The Rules for the Preparation of Consolidated Financial Statements approved by Royal Decree 1159/2010 and the Spanish National Chart of Accounts approved by Royal Decree 1514/2007 and by Royal Decree 1/2021, and its industry adaptions, (c) the mandatory rules approved by the Spanish Accounting and Audit Institute in order to implement the Spanish National Chart of Accounts and relevant secondary legislation, and (d) all other applicable Spanish accounting legislation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 21, 2025

LIBERTY MEDIA CORPORATION

By:	/s/ Craig Troyer
Name: Craig Troyer
Title: Senior Vice President